EXHIBIT 10(b)

BAE SYSTEMS





5 May 2003
KAH 03-129

Antenna Products Corporation
101 S. E. 25th Avenue
Mineral Wells, TX 75067
Attention: Ron Chandler

Subject:   Authorization   to  Proceed  with   Manufacture  on  Subcontract  No.
HAARP-03-121

Dear Mr. Chandler

BAE SYSTEMS Advanced Technologies, Inc. (BAE SYSTEMS ATI) hereby authorizes Antenna Products Corporation (APC) to proceed with the manufacture of the antenna, dipoles and ground screen components as identified in Subcontract No. HAARP 03-121 "Statement of Work - Rev 1". Please note that the specific part numbers and quantities for individual components to be manufactured are identified in the SOW-Rev l Attachment 1 entitled "HAARP Project - Parts Quantity/Ship Schedule".

Should there be any questions concerning this correspondence, please contact Rob Jacobsen at (202) 223-8808 for technical issues or the undersigned at (202) 223-8808 for administrative issues.

Sincerely,

/s/ Kathy Hewitt

Contracts Administrator
















01-1295 (2-01)

                                            Subcontract No. HAARP-03-121 - MOD I

                   AMENDMENT NO.1 TO SUBCONTRACT HAARP-03-121
                   ------------------------------------------

                  This Amendment is effective as of the 28th day of April 2003 and modifies the terms of Subcontract Agreement Number HAARP 03-121 (hereinafter referred to as the "Agreement"), between BAE SYSTEMS Advanced Technologies, Inc., (hereinafter "BAE SYSTEMS ATI" or "Buyer") and Antenna Products Corporation. (hereinafter "AP", "Seller", or "Subcontractor").

                  By this Amendment the parties wish to modify the Subcontractor name, increase the Contract amount by $2,508; modify Articles 3, 4, 6, 10, and 19; and modify the Exhibit A, Statement of Work.

                  In consideration of the covenants and agreements hereinafter set forth herein, BAE SYSTEMS ATI and Seller do agree as follows:

1. The Subcontractor name as found throughout the Agreement and its Exhibits is hereby modified as follows: Replace the subcontractor name of "Antenna Products, Inc." with "Antenna Products Corporation".

2.   The   Statement   of   Work   in   ARTICLE   3   -   WORK,    Section   3.1
                                        ---------------------------------
     STATEMENT  OF WORK of the  Agreement  is  hereby  modified  as  follows:
     ------------------


                  Remove the paragraph:

                  "Subcontractor shall furnish all necessary facilities, labor, materials, and other services necessary to accomplish the Work and to produce and deliver the Deliverables described in and accordance with the Statement of Work attached as Exhibit A" .

                  And replace with the following:

                  "Subcontractor shall furnish all necessary facilities, labor, materials, and other services necessary to accomplish the Work and to produce and deliver the Deliverables described in and accordance with the "Statement of Work-Rev.1"attached as Exhibit A and to include Attachment 1 is Exhibit A, "HAARP PROJECT - Parts Quantity/Ship Schedule".

3.   The  Contract  Amount in ARTICLE 4 -  SUBCONTRACT  TYPE,  CONTRACT  AMOUNT,
                              --------------------------------------------------
     FUNDING INVOICES AND PAYMENTS, Section 4.2 Contract Amount of the Agreement
     ----------------------------------------------------------
     is hereby modified as follows:

                 The total cost for performance of the work is increased by $2,508 from $6,227,008" to "6,229,516".

                                              Subcontract No. HAARP-03-121-MOD 1

4.   The Milestone  Amounts in ARTICLE 4 - SUBCONTRACT  TYPE,  CONTRACT  AMOUNT,
                               -------------------------------------------------
     FUNDING,  INVOICES, AND PAYMENTS,  Section 4.4 Payment of the Agreement are
     ------------------------------------------------------
     hereby modified as follows:

                  The amount for Milestone 8 is increased by $2,508 from "$227,008.00" to "$229,516.00"

                  The Total amount, for all Milestones is increased by $2,508.00 from $6,227,008.00" to "$6,229,516.00".

5.   The Subcontractor Payment address in ARTICLE 4 - SUBCONTRACT TYPE, CONTRACT
                                          --------------------------------------
     AMOUNT,  FUNDING,  INVOICES,  AND  PAYMENTS,  Section  4.4  Payment  of the
     -------------------------------------------------------------------
     Agreement is hereby modified as follows:

                  Replace  the  payment  address   information  for  Payment  of
                  Subcontractor's interim payment vouchers with the following:

                                 "Antenna Products Corporation
                                 ACCT# 600058164
                                 C/O Frost National Bank
                                 PO Box 164009
                                 Fort Worth, TX 76161-4009"

6.   The Subcontractor Point-of-Contact for confidential information in "ARTICLE
                                                                         -------
     6 -  CONFIDENTIAL  INFORMATION  of the  Agreement  is  hereby  modified  as
     ------------------------------
     follows:

                  Replace the subcontractor point-of-contact information with the following:

                                    "Antenna Products Corporation
                                    101 S. E. 25th Avenue
                                    Mineral Wells, TX 76067
                                            Attn: Ron Chandler
                                            Tel: 940-325-3301
                                            Fax 940-325-0716"

7.   The  Subcontractor  Shipping  information  in  "ARTICLE  10 -  PACKING  AND
                                                     ---------------------------
     SHIPPING   "  of   the   Agreement   is   hereby   modified   as   follows:
     --------

                                             Subcontract No. HAARP 03-121- MOD 1


                  Replace "(c) Unless otherwise specified, the delivery shall be FOB Destination" with "(c) Unless otherwise specified, the delivery shall be FOB Origin".

8. The Subcontractor Point-of-Contact notices, consents, and approvals in "ARTICLE 19 - NOTICES" of the Subcontract Agreement is hereby modified as
     ---------------------
     follows:

                  Replace the subcontractor point-of-contact information with the following:

                                    "Antenna Products Corporation
                                    101 S. E. 25th Avenue
                                    Mineral Wells, TX 76067
                                            Attn: Ron Chandler"

9.   The Exhibit A,  Statement of Work of the  Agreement  is hereby  modified as
         -----------------------------
     follows:

                  Remove the Exhibit A, "Statement of Work" in its entirety and replace with the attached Exhibit A, "Statement of Work-Rev. 1" and to include Attachment 1 to Exhibit A, "HAARP PROJECT - Parts Quantity/Ship Schedule"

10. All other terms and conditions of the Agreement, as amended, remain unchanged.

BAE Systems, ATI and Seller have caused this Amendment to be duly executed as of the date first above written.

BUYER                                       SELLER
BAE SYSTEMS ADVANCED                        ANTENNA PRODUCTS CORPORATION
TECHNOLOGIES, INC.


         /s/ Anita C. Hyink                        /s/ Ron Chandler
By:   _________________________________     By:   ______________________________
         Anita Hyink                               Ron Chandler
Name: _________________________________     Name: ______________________________
         Director, Contracts                       VP/Marketing & Contracts
Title:_________________________________     Title:______________________________
         5/2/03                                    05/02/03
Date: _________________________________     Date: ______________________________

APTI Subcontract No. HAARP-03-121



                              SUBCONTRACT AGREEMENT
                              ---------------------

   THIS  AGREEMENT,  effective  the  17th  day of  April  2003 is between BAE SYSTEMS Advanced Technologies, Inc., having an office at 1250 Twenty-fourth Street, N.W., Washington, D.C. (hereinafter 'BAE SYSTEMS ATI" or "Buyer") and Antenna Products, Inc. (hereinafter "AP", "Seller", or "Subcontractor"), located at 101 S.E. 25'" Avenue, Mineral Wells, TX 76067.

                  BAE SYSTEMS ATI wishes to have AP perform various Work for BAE SYSTEMS ATI in connection with HAARP Ionospheric Research Instrument Development Project (hereinafter "Project") on a Firm Fixed Price basis pursuant to BAE SYSTEMS ATI's prime contract with Office of Naval Research, Contract number N00014-02-D-0479 and AP's Proposal to BAE SYSTEMS ATI dated 12 February 2003.

                  In consideration of the covenants and agreements hereinafter set forth herein, AP and BAE SYSTEMS ATI do agree as follows:

ARTICLE 1 - DEFINITIONS
-----------------------

                  As used herein, the following terms shall, unless otherwise expressly noted herein, have the indicated meanings thereof.

                  "Affiliate" shall mean as to any Person, any other Person directly or indirectly controlling, directly or indirectly controlled by, or under direct or indirect common control with such Person. For purposes of this definition, the term "control" (including the correlative meanings of the terms "controlled by" and "under common control with'), as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management policies of such Person, whether through the ownership of voting securities or by contract or otherwise.

                  "Confidential Information" shall mean any and all confidential, or trade secret information, material, or data of BAE SYSTEMS ATI and any derivatives, portions, or copies thereof, whether in oral, written, visual, graphic, electronic, machine recognizable, or other form or medium, including, but not limited to, information resulting from or in any way related to (i) the business affairs, property, methods of operation, future plans, financial information, customer or supplier information, or other business, technical or other data of BAE SYSTEMS ATI, (ii) the developments, systems, discoveries, ideas, concepts, improvements, inventions, patent applications, designs, drawings; specifications, techniques, data, software, documentation, research, products, processes, procedures, "know-how", or other works of BAE SYSTEMS ATI, (iii) any information or material that BAE SYSTEMS ATI designates in writing to be Confidential Information or contains a label or legend indicating that it is confidential, proprietary, or trade secret information or material, and (iv) any Developments and Deliverables under this contract.

APTI Subcontract No. HAARP-03-121



                  "Contracting Officer" shall mean the government contracting officer(s) for the prime contract, or authorized representative.

                  "Data"  shall  mean  recorded  information,  such  as but  not
limited  to  writings,  drawings,   recordings  and  pictorial  representations,
regardless of form or the media on which it may be recorded.

                  "Deliverables" shall mean the goods, drawings, items, components, processes, data, products, information, software, data, documentation, systems or other works or materials to be provided by Subcontractor to BAE SYSTEMS ATI as set forth in the Statement of Work (attached as Exhibit A to this Agreement).

                  "Developments" shall mean any and all developments, systems, trade secrets, discoveries, ideas, concepts, improvements, inventions, items, components, innovations, designs, drawings, specifications, techniques, data, software, documentation, research, products, processes, procedures, services, "know-how", or other works, or any portion thereof, and all drafts thereof, whether or not patentable or copyrightable, in whole or in part made, discovered, invented, conceived, first reduced to practice, designed, developed, or contributed to by Subcontractor, directly or indirectly, either alone or jointly with others, during the term of this Agreement resulting from, arising out of, or in any way related to (i) the use of any of BAE SYSTEMS ATI's Confidential Information, equipment, facilities, personnel, time, or money, (ii) the production or delivery of the Deliverables, or (iii) the performance of the Work. All Developments shall be deemed to be a part of the Confidential Information for all of the purposes of this Agreement.

                  "DFARS"  shall  mean  the   Department   of  Defense   Federal
Acquisition Regulation Supplement. "FAR" shall mean the Federal Acquisition Regulation, 48 Code of Federal Regulations.

                  "Period of Performance" shall mean the time during which Subcontractor shall perform and complete the tasks specified in the Statement of Work attached as Exhibit A to this Agreement.

                  "Person" shall mean any individual, partnership, corporation, joint venture, unincorporated association, government department or agency, or other entity.

                  "Prime Contract" shall mean any contract between BAE SYSTEMS ATI and the United States Government or between BAE SYSTEMS ATI and any higher tier contractor under a contract with the United States Government under which this Agreement is issued.

                  "Purchasing Representative" shall mean BAE SYSTEMS ATI's authorized representative, who, for purposes of this Agreement shall be BAE SYSTEMS ATI's Director, Contracts, or his/her designee.

APTI Subcontract No. HAARP-03-121



                  "Work"   shall  mean  the   activities   to  be  performed  by
Subcontractor as specified in the Statement of Work attached as Exhibit A to this Agreement.

ARTICLE 2 - REPRESENTATIONS AND WARRANTIES OF CONTRACTOR
--------------------------------------------------------

                  Except as otherwise disclosed in this Agreement, Subcontractor represents and warrants that it has the full and unrestricted right to carry out all Work for BAE SYSTEMS ATI, and to disclose to and grant rights to BAE SYSTEMS ATI, as provided for herein under, in all Deliverables or other results or work product relating to all Work.

ARTICLE 3 - WORK PROGRAM
------------------------

                  3.1 Statement of Work
                      -----------------

                  Subcontractor shall furnish all necessary facilities, labor, materials, and other services necessary to accomplish the Work and to produce and deliver the Deliverables described in and in accordance with the Statement of Work attached as Exhibit A.

                  3.2 Term
                      ----

                  Subcontractor shall complete the Work and produce and deliver the deliverables in accordance with the Period of Performance specified in the Statement of Work. This agreement shall continue through 31 July 2004, or such longer of shorter period of time as BAE SYSTEMS ATI and Subcontractor mutually agree to in writing, or until such time as BAE SYSTEMS ATI terminates this Agreement pursuant to Article 8 hereof.

                  3.3 Technical Direction
                      -------------------

                  Performance of the Work is subject to the technical direction of the BAE SYSTEMS ATI Program Manager assigned to the prime contract or his/her duly authorized representatives.

                  Technical direction shall not, however, assign additional work under the Subcontract, direct a contract change, or increase or decrease the funding under the subcontract or the subcontract Period of Performance.

                  Only the authorized BAE SYSTEMS ATI Purchasing representative has the authority to amend this Agreement. Such amendments must be made in writing.

APTI Subcontract No. HAARP-03-121




                  3.4 Documentation
                      -------------

                  Specific documentation requirements under this agreement are provided for in Exhibit A.

ARTICLE 4 - SUBCONTRACT TYPE, CONTRACT AMOUNT, FUNDING, INVOICES, AND PAYMENTS
------------------------------------------------------------------------------

                  4.1 Subcontract Type
                      ----------------

                  This Subcontract is structured as a Firm Fixed Price contract.

                  4.2 Contract Amount
                      ---------------

                  The total cost for performance of the Work defined In Exhibit A is $6,227,008, which amount shall represent BAE SYSTEMS ATI's total hereunder, unless changed by a written modification to this Agreement which Is signed by authorized representatives of both parties.

                  4.3 Invoices
                      --------
                  All invoices shall be delivered to:
                             BAE Systems Advanced Technologies, Inc.
                             1250 Twenty-Fourth St., NW
                             Suite 850
                             Washington, DC 20037

                             ATTENTION: Kathy Hewitt

                  Each voucher shall show Subcontractor's invoice number, the BAE SYSTEMS ATI subcontract number; and the BAE SYSTEMS ATI prime contract number.

                  4.4 Payment
                      -------

                  In accordance with the provisions of this Agreement and conditioned upon satisfactory performance of Subcontractor's obligations hereunder, BAE SYSTEMS ATI will pay the approved amounts of Subcontractor's interim payment vouchers within thirty (30) days after BAE SYSTEMS ATI's receipt thereof at the aforementioned address; except that if BAE SYSTEMS ATI, in good faith, disputes and does not approve an item billed. Payment to the Subcontractor is contingent upon completion of the milestone activity or

APTI Subcontract No. HAARP-03-121


delivery of the milestone items, whichever is applicable. In the event that any such audit or audits reveal any error or discrepancy of any nature whatever, such error or discrepancy will be promptly corrected, and any monies owing and due either BAE SYSTEMS ATI or Subcontractor will be promptly paid by the other party.


               Milestone                     Start        Completion   Amount
                                             Date         Date
1   Contract Signature                       4/17/2003    4/18/2003    $  500,000.00

2   Finalize design and obtain customer      4/29/2003    4/30/2003    $1,500,000.00
    approval to go into production,
    recommended meeting date at Antenna
    Products is 4/29/2003

3   Release BOM, purchase materials, start   4/17/2003    9/30/2003    $1,000,000.00
    initial production

4   Production Phase - manufacture of 1      7/1712003    12/30/2003   $1,000,000.00
    thru 33 antenna and support structures

5   Production Phase - manufacture of 34     10/17/2003   2/27/2004    $1,000,000.00
    thru 66 antenna and support structures

6   Production Phase - manufacture of 67     12/16/2003   4/30/2004    $  500,000.00
    thru 99 antenna and support structures

7   Production Phase - manufacture of 100    1/16/2004    6/30/2004    $  500,000.00
    thru 132 antenna and support structures

8   Production Phase - manufacture ground    3/16/2004    7/31/2004    $  227,008.00
    screen items

9   Final Production Complete                             7/31/2004

                                                   Total               $6,227,008.00

                  Payment of Subcontractor's interim payment vouchers shall be sent to:

                                    Antenna Products, Inc.
                                    101 S. E. 25th Avenue
                                    Mineral Wells, TX 76067

APTI Subcontract No. HAARP-03-121



                  BAE SYSTEMS ATI will have no direct or indirect obligation to pay, reimburse or otherwise bear any rates, costs, expenses or other charges or amounts whatsoever, except as agreed to herein; it being understood that all of Subcontractor's work shall be performed by Subcontractor at Subcontractor's sole cost, risk and expense, except as otherwise expressly agreed to in writing.

                  4.5 Audits of Costs and Access to Records
                      -------------------------------------

                  Subcontractor agrees to audit of costs as provided pursuant to the FAR clauses incorporated by reference into this Agreement under Article 31. Subcontractor further agrees to maintain and provide access to any and all books, records and other documents involving transactions related to this Agreement until four years after final payment, or for such longer period as there may remain any unresolved questions or disputes regarding any matter pertaining to this Agreement or as may be required by statute or by any other provision or clause of this Agreement.


ARTICLE 5 - OWNERSHIP OF WORK PROGRAMS
--------------------------------------

                  5.1 Disclosure of Developments
                      --------------------------

                  Subcontractor shall promptly and fully disclose to BAE SYSTEMS ATI all Developments and shall specifically point out the features and concepts of each Development that Subcontractor believes to be new or different.

                  5.2 Ownership
                      ---------

                  Subcontractor (for itself and, to the extent permitted by law, on behalf of its employees, Affiliates, contractors, subcontractors, and lower tier subcontractors) hereby transfers and assigns and agrees to transfer and assign to BAE SYSTEMS ATI all of Subcontractor's right, title, and interest in and to any and all Deliverables.

ARTICLE 6 - CONFIDENTIAL INFORMATION
------------------------------------

                  The parties agree that either party may disclose its Confidential Information to the other under this Agreement. The disclosing party shall identify Confidential Information furnished hereunder as follows: (a) documents and other tangible materials shall be marked "Proprietary" or with a similar restrictive legend, and (b) visual or oral disclosures shall be identified as proprietary at the time of disclosure and, in order to retain

APTI Subcontract No. HAARP-03-121



their proprietary nature, shall be confirmed in a written listing or summary that is itself marked "Proprietary" and forwarded to the receiving party within 15 days thereafter.

                  Each of the parties agrees that it will use the same efforts to protect the confidentiality and proprietary nature of such information as are used to protect its own Confidential Information and in any case no less than reasonable efforts. Disclosures of such information shall be restricted to those individuals who are directly participating in the development efforts identified herein.

                  The receiving party shall not reproduce, disclose, or use such Confidential Information except as follows:

     a) BAE SYSTEMS ATI in performing its obligations under this Agreement may use such data furnished by Subcontractor.

     b) Contractor in performing its obligations under this Agreement may use such data furnished by BAE SYSTEMS ATI.

     c) Such data may be used in accordance with any written authorization received from the disclosing party.

                  The limitations on reproduction, disclosure, or use of Confidential Information shall not apply to, and neither party shall be liable for reproduction, disclosure, or use of proprietary information with respect to which any of the following conditions exist:

     (a) already known to it or in its possession when received hereunder, and is substantiated by reasonable documentation; or

     (b)  publicly available or otherwise in the public domain; or

     (c) rightfully furnished to it from any third party, without restriction and without breach of this Agreement; or

     (d) independently developed hereafter by its employees who have not had access to such Proprietary Information, and is substantiated by reasonable documentation or;

     (e)  released  by  the   furnishing   party  to  any  third  party  without
          restriction; or

     (f) disclosed by the receiving party pursuant to judicial order or proper Government regulations or other requirements, provided the receiving party uses its reasonable best efforts to notify the furnishing party prior to such disclosure, and cooperates with the furnishing party in the event the furnishing party elects to legally resist such disclosure.

APTI Subcontract No. HAARP-03-121



                  Neither the execution and delivery of this Agreement, nor the furnishing of any Confidential Information by either party shall be construed as granting to the other party either expressly, by implication, estoppel, or otherwise, any license under any invention or patent, hereafter owned or controlled by the party furnishing same.

                  Notwithstanding the expiration of the other portions of this Agreement, the obligations and provisions of this limitation shall continue for a period of five years (5) from the date of expiration or termination of this Agreement.

                  Confidential   Information   shall   be   exchanged   via  the
points-of-contact named below, which name(s) may be changed by written notice:

FOR:     BAE SYSTEMS ADVANCED                        FOR: ANTENNA PRODUCTS, INC.
         TECHNOLOGIES, INC.                          101 S.E. 25th  Avenue
         1250 Twenty-Fourth St. N.W.                 Mineral Wells, TX 76067
         Washington, D.C. 20037

                 Attn: Kathy Hewitt                  Attn: Ron Chandler
                 Tel: 202.223.8808                   Tel: 940-325-3301
                 Fax: 202.223.1377                   Fax: 940-325-0716


ARTICLE 7 - REPORTS, ACCESS TO RECORDS AND PERSONNEL
----------------------------------------------------

                  7.1 Reports
                      -------

                  Subcontractor, as provided in the Statement of Work or as otherwise reasonably requested by BAE SYSTEMS ATI, shall provide to BAE SYSTEMS ATI written and/or oral reports in reasonable detail concerning the status and results of the Work.

                  7.2 Access to Records and Personnel
                      -------------------------------

                  Subcontractor and its agents, employees, consultants. and the like shall maintain full and complete financial records, laboratory notebooks and records and other customary records of their performance under this Agreement. Subcontractor shall provide to BAE SYSTEMS ATI, its employees, or agents and representatives, access at all reasonable times upon reasonable written notice (i) to facilities where the Work or any part thereof is being or has been performed, (ii) at BAE SYSTEMS ATI's expense, to performing its obligations under this Agreement or having knowledge of the Work being carried on, and (iii) to all other records, laboratory notebooks and records or other data or records in the possession or control of Subcontractor pertaining to the

APTI Subcontract No. HAARP-03-121



performance of work hereunder; provided, however, that access to records for purposes of audits of costs shall be in accordance with Article 4, Section 4.5. BAE SYSTEMS ATI shall have no duty to make such inspection or inquiry and shall not waive any rights hereunder or incur any liability or obligation by reason of not making any such inspection or inquiry.

                  7.3 Meetings
                      --------

                  Subcontractor employees, consultants or other personnel utilized in performing its obligations under this Agreement or having knowledge of the Work being carried on shall be available for periodic meetings with BAE SYSTEMS ATI personnel at a mutually agreeable time and place. BAE SYSTEMS ATI and its authorized representatives may discuss Subcontractor's affairs, finances and operations relating to this Agreement, and to any Work, Developments or Deliverables thereunder.

                  7.4 Maintenance of Records
                      ----------------------

                  Subcontractor shall maintain and shall make available to BAE SYSTEMS ATI adequate and current technical records, documents, and other associated data pertaining to Subcontractor's work in connection with the Deliverables, the Developments, and Subcontractor's performance of the Work.

ARTICLE 8 - TERMINATION
-----------------------

                  Subject to the provisions of Section 3.1, BAE SYSTEMS ATI shall have the right to terminate this Agreement, with or without cause. Any such notice shall specify a termination date for the termination; provided, however, that If notice of termination of this Agreement is given prior to completion of any Work then in progress, Subcontractor agrees to continue said Work in accordance with any directions issued by BAE SYSTEMS ATI under Section
3.1. Except as otherwise provided in this Article 8, termination by BAE SYSTEMS ATI shall be governed by the Termination (Fixed Price) clause (FAR 52.249-2) incorporated by reference pursuant to Article 31 of this Agreement.

                  8.1 Actions on Termination
                      ----------------------

                  In the event of termination of this Agreement, the Subcontractor, except as required pursuant to any directions issued by BAE SYSTEMS ATI under Section 3.1, shall take such action as may be necessary to terminate any Work, including but not limited to minimizing its costs and liabilities with respect to terminated Work under this Agreement; to protect, preserve and deliver in accordance with BAE SYSTEMS ATI's instructions, any Deliverables in the contractors possession, custody or control; and to return

APTI Subcontract No. HAARP-03-121



all records in accordance with Section 7.3; and to take such further action, if any, that may be required or directed by BAE SYSTEMS ATI pursuant to the Termination (Fixed Price) clause (FAR 52.249-2), incorporated by reference pursuant to Article 31 of this Agreement.

                  8.2  Survival  of Certain  Rights,  Obligations,  Duties,  and
                       ---------------------------------------------------------
Liabilities
-----------

                  Notwithstanding any termination of this Agreement, Subcontractor's obligations of Confidential Information (Article 6), Audits of Costs and Access to Records (Article 4.5), Indemnification (Article 17), Freedom from Infringement (Article 22), Disputes (Article 25) and/or FARIDFARS clauses incorporated by reference into this Agreement in Article 31, together with any other of Subcontractor's obligations, duties, agreements, indemnities, representations, and warranties under this Agreement as shall have accrued or been incurred prior to such termination date shall survive any termination of this Agreement.

                  8.3 Return of Property
                      ------------------

                  Upon termination of this Agreement, Subcontractor shall return all property of BAE SYSTEMS ATI to its rightful owner.

ARTICLE 9 - FURNISHED PROPERTY
------------------------------

                  (a) BAE SYSTEMS ATI may provide to Subcontractor property owned by either BAE SYSTEMS ATI or the U.S. Government (hereinafter referred to as "Furnished Property'). Fumished property may only be used for performance of this Agreement.

                  (b) Title to Furnished Property shall remain in BAE SYSTEMS ATI or the U.S. Government. Subcontractor shall clearly mark (if not so marked) all Fumished Property to show its ownership.

                  (c) Except for reasonable wear and tear, Subcontractor shall be responsible for, and shall promptly notify BAE SYSTEMS ATI of, any loss or damage. Subcontractor shall manage, maintain, and preserve Furnished Property in accordance with good commercial practice.

                  (d) At BAE SYSTEMS ATI's request, and/or completion of this Agreement the Subcontractor shall submit, in an acceptable form, inventory lists of Furnished Property and shall deliver or make such other disposal as may be directed by BAE SYSTEMS ATI.

APTI Subcontract No. HAARP-03-121



                  (e) The Government Property Clause contained in Exhibit D shall apply in lieu of paragraphs (a) through (d) above with respect to Government-furnished property, or property to which the Government may take title under this Agreement.

ARTICLE 10 - PACKING AND SHIPPING
---------------------------------

                  (a) Unless otherwise specified, all Work is to be packed in accordance with good commercial practice.

                  (b) A complete packing list shall be included with all shipments. Subcontractor shall mark containers or packages with necessary lifting, loading, and shipping information, including the BAE SYSTEMS ATI agreement number, item number, dates of shipment, and the names and address of consignor and consignee. Bills of lading shall include this agreement number.

                  (c)  Unless  otherwise   specified,   delivery  shall  be  FOB
Destination.

ARTICLE 11 -QUALITY CONTROL SYSTEM
----------------------------------

                  (a) Subcontractor shall provide and maintain a quality control system to an industry recognized Quality Standard and in compliance with any other specific quality requirements identified in this Agreement.

                  (b)  Records  of  all  quality  control   inspection  work  by
Subcontractor shall be kept complete and available to BAE SYSTEMS ATI and its customers.

ARTICLE 12 - TIMELY PERFORMANCE
-------------------------------

                  (a) Subcontractor's timely performance is a critical element of this Agreement.

                  (b) Unless advance shipment has been authorized in writing by BAE SYSTEMS ATI, BAE SYSTEMS ATI may store at Subcontractor's expense, or return, shipping charges collect, all Work received in advance of the scheduled delivery date.

                  (c) If Subcontractor becomes aware of difficulty in performing the Work, Subcontractor shall timely notify BAE SYSTEMS ATI, in writing, giving pertinent details. This notification shall not change any delivery schedule.

                  (d) In the event of a termination or change, no claim will be allowed for any manufacture or procurement in advance of Subcontractor's normal flow time unless there has been a prior written consent by BAE SYSTEMS ATI.

APTI Subcontract No. HAARP-03-121



ARTICLE 13 - SUBCONTRACTS
-------------------------

                  Subcontractor shall not subcontract any portion of the Work without prior notice to and consent from BAE SYSTEMS ATI.

ARTICLE 14 - INDEPENDENT CONTRACTOR
-----------------------------------

                  In performing its obligations hereunder, Subcontractor shall act at all times as an independent contractor. Nothing contained herein shall be construed or applied to create an association for profit or the relationship of principal and agent or employer and employee between BAE SYSTEMS ATI and Subcontractor, and Subcontractor shall not make any commitment, take any action or incur any expense in the name of or purporting to bind BAE SYSTEMS ATI.

ARTICLE 15 - FURTHER ASSURANCES
-------------------------------

                  Subcontractor will, and will cause its employees, officers, agents and representatives to, prepare and execute at the executing party's expense, and will deliver, at the reasonable request of BAE SYSTEMS ATI, any and all documents or instruments reasonably necessary or appropriate to create, evidence or confirm the grant, discharge, or release, as the case may be, of any right, interest or obligation acquired by BAE SYSTEMS ATI pursuant to this Agreement.

ARTICLE 16 - INDEPENDENT WORK
-----------------------------

                  Either party to this Agreement may independently pursue work of any nature provided, however, that doing so does not impair or affect rights created by this Agreement or otherwise conflict with the terms, covenants and conditions of this Agreement.

ARTICLE 17 - INDEMNIFICATION
----------------------------

                  Subcontractor and BAE SYSTEMS ATI agree that each respectively shall assume and shall be solely responsible for all tosses, claims, damages, judgments, costs, expenses, liabilities, and the like for injuries to or death of its personnel or any third party or for damage to or destruction of its or third party property arising out of any of its performance of any Work under this Agreement and shall indemnify and hold the other party hereto harmless for all such liability. In addition, Subcontractor shall provide insurance as specified in Exhibit B attached hereto and made a part hereof.

APTI Subcontract No. HAARP-03-121



ARTICLE 18 - WARRANTY
---------------------

                  Subcontractor shall warrant that for a period of one (1) year after delivery, all supplies furnished under this contract will be free from defects in material or workmanship and will conform with all requirements of this subcontract in accordance with FAR 52.246-17, Warranty of Supplies of a Noncomplex Nature (Mar 2001) incorporated by reference pursuant to Article 31 of this Agreement.

ARTICLE 19 - NOTICES
--------------------

                  Any notices, consents, or approvals required or permitted by this Agreement shall be in writing and shall be given by first class postage prepaid mail.

         If to Subcontractor:            Antenna Products, Inc.
                                         101 S.E. 25'" Avenue
                                         Mineral Wells, TX 76067

                                         ATTENTION: Contracts Administrator

         If to BAE SYSTEMS ATI:          BAE SYSTEMS Advanced Technologies, Inc
                                         1250 Twenty-Fourth Street
                                         Washington, D.C. 20037

                                         ATTENTION: Director, Contracts

or to such other address as the party to receive the same shall have designated by written notice to the other party hereto.

ARTICLE 20 - APPLICABLE LAW; SUCCESSORS AND ASSIGNS; USE OF SINGULAR PERSON
---------------------------------------------------------------------------

                  This Agreement shall be construed and enforced in accordance with the laws of the State of Delaware except that, with respect to FAR, DFARS, and other similar United States Government acquisition regulation clauses incorporated herein and insofar as this Agreement is made subject to the terms and conditions of any agreement between BAE SYSTEMS ATI and the United States Government, federal law of government contracts, as enunciated and applied by federal statutes and regulations and by federal judicial bodies, boards of contract appeals and other judicial and quasi-judicial agencies of the federal government shall govern the construction and interpretation of such clauses and this Agreement. This Agreement shall bind and inure to the benefit of the successors and assigns of the parties hereto. As used herein, the singular person shall include the plural. It is further agreed that the covenants and provisions of this Agreement, whether so expressed or not, are separable, that

APTI Subcontract No. HAARP-03-121



the unenforceability of any covenant or agreement shall neither affect the validity and enforceability of any other covenant or agreement hereof and that in the event that any such covenant or agreement hereof is not enforceable in full, it shall nonetheless be enforced to the full extent permitted by law.

ARTICLE 21 - COMPLIANCE WITH LAWS
---------------------------------

                  Subcontractor agrees to comply with all applicable Federal, State and Municipal Laws and Ordinances, and all rules and regulations thereunder, and all provisions required thereby to be included herein, are hereby incorporated herein by reference.

                  21.1 Law Violations
                  -------------------

                  If: (i) BAE SYSTEMS  ATI's  contract  price or fee is reduced;
(ii) BAE SYSTEMS ATI's costs are determined to be unallowable; (iii) any fines, penalties or interest are assessed on BAE SYSTEMS ATI; or (iv) BAE SYSTEMS ATI incurs any other costs or damages; as a result of any violation of applicable laws, orders, rules, regulations, or ordinances by Subcontractor, its officers, employees, agents, suppliers, or subcontractors at any tier, BAE SYSTEMS ATI may proceed as provided for in 21.3 below.

                  21. 2 Cost or Pricing Data
                  --------------------------
                  Where submission of cost or pricing data is required or requested at any time prior or during performance of this Agreement, if Subcontractor or its lower-tier subcontractors: (i) submit and/or certify cost or pricing data that are defective; (ii) with notice of applicable cutoff dates and upon BAE SYSTEMS ATI's request to provide cost or pricing data, submit cost or pricing data, whether certified or not certified at the time of submission, as a prospective subcontractor, and any such data are defective as of the applicable cutoff date on BAE SYSTEMS ATI's Certificate of Current Cost or Pricing Data; (iii) claim an exception to a requirement to submit cost or pricing data and such exception is invalid; or (iv) fumish data of any description that is inaccurate; if (v) the U.S. Government alleges any of the foregoing, and, as a result, (1) BAE SYSTEMS ATI's contract price or fee is reduced; (2) BAE SYSTEMS ATI's costs are determined to be unallowable; (3) BAE SYSTEMS ATI's costs are determined to be unallowable; (3) any fines. penalties or interest are assessed on BAE SYSTEMS ATI or (4) BAE SYSTEMS ATI incurs any other costs or damages; BAE SYSTEMS ATI may proceed as provided for in 21.3 below.

APTI Subcontract No. HAARP-03-121



                  21.3 Cost Penalties
                  -------------------

                  Upon the occurrence of any of the circumstances  identified in
21.1 or 21.2 above, BAE SYSTEMS ATI may make a reduction of corresponding amounts (in whole or in part) in the price, or in the costs and fee, of this Agreement or any other agreement with Subcontractor, and/or may demand payment (in whole or in part) of the corresponding amounts. Subcontractor shall promptly pay amounts so demanded.

                  21.4 Gratuities
                       ----------

                  Subcontractor and any Person acting on its behalf agree not to give, offer, or promise, either directly or indirectly, anything of value (e.g., gift, gratuity, meal or entertainment) of any sort or amount to any United States Government official or employee who is in a position to affect or influence the interests or business activities of BAE SYSTEMS ATI, including but not limited to, this Agreement, the Prime Contract, or any other matter on which Subcontractor is doing or is seeking to do business with BAE SYSTEMS ATI.

                  21.5 Indemnification
                       ---------------

                  In addition to any other remedies provided by law or under this Agreement, Subcontractor agrees to indemnify and hold harmless BAE SYSTEMS ATI, its officers, agents and employees, to the full extent of any loss, damage or expense (including but not limited to cost or price adjustments in connection with U.S. Government prime or subcontracts, lost fees and/or profits, fines, penalties, multiple damages, civil remedies, and attorneys fees and litigation costs) resulting from any conduct prohibited under Articles 21.4 above in which Subcontractor, its lower tier subcontractors, or any Person acting on
Subcontractor's behalf has engaged. BAE SYSTEMS ATI reserves the right to withhold from any sums due under this agreement in order to recoup such losses, damages or expenses against the occurrence of which Subcontractor has in this clause agreed to indemnify BAE SYSTEMS ATI.

ARTICLE 22 - FREEDOM FROM INFRINGEMENT
--------------------------------------

                  22.1 Absence of Confidentiality Restrictions
                       ---------------------------------------

                  Subcontractor represents and warrants to BAE SYSTEMS ATI that, its performance of the Work, including but not limited to, its production and delivery of the Deliverables, shall not violate or breach any agreement or legal requirement in any way limiting the use or disclosure of any confidential,

APTI Subcontract No. HAARP-03-121



proprietary, or trade secret information or material of any Person, and that BAE SYSTEMS ATI shall have no obligation to keep confidential or in any way restrict its use or dissemination of any information or material disclosed to BAE SYSTEMS ATI by Subcontractor.

                  22.2 No Infringement
                       ---------------

                  Subcontractor represents and warrants that neither the Deliverables nor Subcontractor's performance of the Work violates or infringes any patent, trademark, copyright, trade secret, invention, nondisclosure, noncompetition, license, privacy, or other proprietary right of any Person. Subcontractor agrees to hold harmless BAE SYSTEMS ATI and its customers from and against any claims, damages, losses, costs and expenses, including reasonable attorney's fees, arising out of any action by a third party that is based upon a claim that the Work performed or delivered under this Agreement infringes or otherwise violates the intellectual property rights of any person or entity. This indemnity and hold harmless shall not be considered an allowable cost under any provisions of this Agreement except with regard to allowable insurance costs.

ARTICLE 23 - ASSIGNMENT
-----------------------

                  Subcontractor shall not assign or transfer this Agreement or any of its rights, interests, or obligations under this Agreement, in whole or in part, without BAE SYSTEMS ATI's prior written consent. Any purported assignment or transfer in violation of this Article 19 shall be null and void.

ARTICLE 24 - EXPORT CONTROL
---------------------------

                  Subcontractor agrees to comply with applicable U.S. export control laws and regulations. Without limiting the foregoing, Subcontractor agrees that it will not transfer any export controlled item, data or services, to included transfer to foreign persons employed by or associated with, or under contract to subcontractor or Subcontractor's lower-tier suppliers, without the authority of an Export License or applicable license exception.

                  Subcontractor   agrees  to  notify  BAE  SYSTEMS  ATI  if  any
deliverable under this Agreement is restricted by export control laws or regulations.

                  Subcontractor shall immediately notify the BAE SYSTEMS ATI Purchasing Representative if Subcontractor is listed in any Denied Parties List or if Subcontractor's export privileges are otherwise denied, suspended or revoked in whole or in part by any U.S. Government entity or agency.

APTI Subcontract No. HAARP-03-121



ARTICLE 25 - DISPUTES
---------------------

                  Either party may litigate any dispute arising under or relating to this Agreement before any court of competent jurisdiction. Pending resolution of any such dispute by settlement or by final judgment, the parties shall proceed diligently with performance. Subcontractor's performance shall be in accordance with BAE SYSTEMS ATI's written instructions. All references to disputes procedures in FAR, DFARS, or other similar procurement agency clauses incorporated by reference into this Agreement shall be deemed to be superseded by this clause.

ARTICLE 26 - HEADINGS
---------------------

                  The Headings of the Parts, Paragraphs and Subparagraphs in this Agreement are inserted for reference only and shall not be deemed part of the text hereof.

ARTICLE 27 - RELEASE OF INFORMATION
-----------------------------------

                  Except as required by law, no public release of any information, or confirmation or denial of same, with respect to this Agreement or the subject matter hereof, will be made by Subcontractor without the prior written approval of BAE SYSTEMS ATI.

ARTICLE 28 - AMENDMENTS REQUIRED BY PRIME CONTRACT
--------------------------------------------------

                  Subcontractor agrees that upon request of BAE SYSTEMS ATI it will negotiate in good faith with BAE SYSTEMS ATI relative to amendments to this Agreement to incorporate additional provisions herein or to change provisions hereof, as BAE SYSTEMS ATI may reasonably deem necessary in order to comply with the provisions of the Prime Contract or with the provisions or amendments to such Prime Contract. If any such amendment to this Agreement to this Agreement causes an increase or decrease in the price of, or time required for, performance of any part of the Work under this Agreement, an equitable adjustment shall be made pursuant to the "Changes" clause of this Agreement.

ARTICLE 29 - WAIVER, APPROVAL AND REMEDIES
------------------------------------------

                  (a) No failure or delay on the part of any party in exercising any right, power or privilege under this Agreement shall operate as a waiver thereof or preclude any other or further exercise or the exercise of any other right, power or privilege. No waiver by any party of its rights under this Agreement shall be effective unless express and in writing.

APTI Subcontract No. HAARP-03-121



                  (b) BAE SYSTEMS ATI's approval of documents shall not relieve Subcontractor from complying with any requirements of this Agreement.

                  (c) The rights and remedies of BAE SYSTEMS ATI In this Agreement are in addition to any rights and remedies provided by law or in equity.

ARTICLE 30 - ENTIRE AGREEMENT; AMENDMENTS
-----------------------------------------

                  This Agreement constitutes the entire agreement between Subcontractor and BAE SYSTEMS ATI. This Agreement shall not be amended, waived or modified in any respect except by a written amendment executed with the same formality as this Agreement and executed by duly authorized representatives of the respective parties.

ARTICLE 31 - FAR CLAUSES
------------------------

                  The provisions of the Federal Acquisition Regulations (FAR) contract clauses set forth in Exhibit D of this agreement, as applicable, and, unless otherwise provided pursuant to the terms of the Prime Contract or modified herein, as in effect on the date of this Agreement, are incorporated in this Agreement by reference with the same force and effect as though herein set forth in full. All such clauses shall, with respect to the rights, duties and obligations of the BAE SYSTEMS ATI and Subcontractor thereunder, be interpreted and construed in such manner as to recognize and give effect to the contractual relationship between the BAE SYSTEMS ATI and the Subcontractor under this Agreement and the rights of the. U.S. Government with respect thereto under any Prime Contract from which such clauses are derived. As used therein the term "the Contractor" means the "Subcontractor" as defined in this Agreement (except in the term "Prime Contractor" which means BAE SYSTEMS ATI); the term "Subcontractor" means subcontractor(s) (including any vendor, supplier, or similar supplier of goods or services) to Subcontractor; the term "Contract" shall mean this Agreement (except in the term "Prime Contract" which means a contract between BAE SYSTEMS ATI and the United States Government); the term "Contracting Officer" shall mean buyer's Purchasing Representative' and the term "Government" shall mean "Government and/or BAE SYSTEMS ATI".

                  Since this agreement is issued under a prime contract of an agency of the Department of Defense, the provisions of the DOD FAR Supplement (DFARS) clauses set forth in Exhibit D, as applicable, as in effect on the date of this agreement, are also incorporated herein by reference and made a part of this agreement.

                  In the event that any FAR, DFARS or similar government procuring agency clause that is required by law or regulation or the Prime Contract to be included in this Agreement is not already incorporated herein, or

APTI Subcontract No. HAARP-03-121


in the event that the Prime Contract is modified subsequent to the effective date of this Agreement so as to modify or add any additional such clause, BAE SYSTEMS ATI will notify Subcontractor and Subcontractor agrees to enter into a modification of this Agreement to insert the substance of any such clause. If any such clause causes an increase or decrease in the cost of, or the time required for the performance of any part of the Work under this Agreement, an equitable adjustment shall be made in the estimated total costs or the delivery schedule, or both pursuant to the Changes clause (FAR 52.243-1) (Alternate I), incorporated by reference into this Agreement.

ARTICLE 32 - EXHIBITS
---------------------

                  The following exhibits are incorporated in and made a part of this Agreement:

                  Exhibit "A" - Statement of Work
                  Exhibit "B" - Insurance
                  Exhibit "C" - Quotation/Proposal Representations
                                and Certifications
                  Exhibit "D" - FAR/DFARS Clauses

ARTICLE 32 - ORDER OF PRECEDENCE
--------------------------------

                  Any inconsistencies in this contract shall be resolved in the following order of descending precedence: the provisions of Articles 1-30 of this Agreement; Exhibit B; the contract clauses incorporated by reference pursuant to Article 31 of this Agreement; the Statement of Work; the other documents, exhibits and attachments, if any.

                  Subcontractor and BAE SYSTEMS ATI have caused this Agreement to be duly executed as of the date first above written.

Antenna Products, Inc.                 BAE SYSTEMS Advanced Technologies, Inc.

By:       /s/ Ron Chandler             By:      /s/ Anita C. Hyink
         ---------------------                 ---------------------

Title:    VP/Marketing & Contracts     Title:   Director, Contracts
         ---------------------                 ---------------------

Date:     4 /15/03                     Date:    04/16/03
         ---------------------                 ---------------------